Exhibit 99.1



FOR IMMEDIATE RELEASE:



             FREESTAR TECHNOLOGY CORP. SECURES $10 MILLION FINANCING



DUBLIN, April 27, 2006--PR Newswire-FirstCall/ FreeStar Technology Corp. (OTC
BB: FSRT - News), an international card payments processor and technology company, today announced that it has signed a private placement agreement to secure $10 million in financing from Svensk Kredit och Finans AB, based in Stockholm, Sweden. Svensk Kredit och Finans AB is a privately owned and independent venture firm investing in companies with high quality products and services with exceptional growth potential. Svensk Kredit och Finans AB targets companies with growth opportunities in the Scandinavian markets where its owners see opportunities to support this growth with its extensive Scandinavian business network.

The agreement provides for the purchase of 25 million newly issued shares of restricted common stock at a weighted-average price of $0.40 per share, and two-year warrants to purchase an additional 25 million shares at strike prices ranging from $1.50 to $3.00.

Magnus Erneving, CEO of Svensk Kredit och Finans, said, "We have identified a number of opportunities for Rahaxi-Freestar in the European and Scandinavian market where we can assist. We consider our involvement with Freestar a long-term investment."

Paul Egan, chief executive officer of FreeStar Technology Corp., said, "Our ability to access the financial markets in this fashion indicates the confidence which the financial community has in FreeStar's future. This $10 million financing, combined with the $9.2 million financing which we completed in March, further strengthens our balance sheet and provides us with the resources we need in order to execute our business plan. In addition, our revenue base continues to grow. Freestar's international expansion strategy includes forming strategic business relationships with strong influential partners within the local financial target markets we are pursuing. We are therefore looking forward to the mutual opportunities with Svenska Standardbolag AB, through its ownership in Svensk Kredit och Finans AB. We are very excited about the value which we believe we are building for FreeStar shareholders."

For information about Svenska Standardbolag AB please visit www.standardbolagen.se

ABOUT FREESTAR TECHNOLOGY CORP.

FreeStar Technology Corp. is a payment processing company. Its wholly owned subsidiary Rahaxi Processing Oy., based in Helsinki, has developed and operates a robust Northern European BASE24 credit card processing platform. Rahaxi currently processes in excess of 1.8 million card payments per month for such companies as Finnair, Ikea and Stockman. Freestar is based in Dublin, Ireland, and maintains satellite offices in Santo Domingo, Dominican Republic; Helsinki, Finland; and Geneva, Switzerland. For more information, please visit http://www.freestartech.com

FORWARD-LOOKING STATEMENTS:
Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. When used in this press release, the words "expects," "anticipates," "believes," "plans," "will" and similar expressions are intended to identify forward-looking statements. These are statements that relate to future periods and include, but are not limited to, statements regarding our adequacy of cash, expectations regarding net losses and cash flow, statements regarding our growth, our need for future financing, our dependence on personnel, and our operating expenses. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, those discussed above as well as risks set forth above under "Factors That May Affect Our Results." These forward-looking statements speak only as of the date hereof. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications that may arise could prevent the prompt implementation of any strategically significant plan(s) outlined above. The companies caution that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in FreeStar's Form 10-KSB filing and other filings with the U.S. Securities and Exchange Commission (available at www.sec.gov). FreeStar undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contact:
FreeStar Technology Corporation
Paul Egan
809-368-2001

Stern & Co.
Arun Chakraborty,
212-888-0044

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